SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

EDUCATION LENDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 210, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 617-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. Exhibits.

(c)	The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description
99	Press release, dated February 26, 2004, reporting the Company’s results for the fourth quarter and year ended December 31, 2003 and announcing a $468,000 adjustment to the results of operations for the first three quarters of 2003.

ITEM 12. Results of Operations and Financial Condition.

•	On February 26, 2004, Education Lending Group, Inc. released its results for the fourth quarter and year ended December 31, 2003 and announced a $468,000 adjustment to the results of operations for the first three quarters of 2003. A copy of the press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Lending Group, Inc.

By:	/s/ James G. Clark
James G. Clark
Chief Financial Officer

Date: February 26, 2004

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99	Press release, dated February 26, 2004, reporting the Company’s results for the fourth quarter and year ended December 31, 2003 and announcing a $468,000 adjustment to the results of operations for the first three quarters of 2003.

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